Exhibit 10.3

CUSTODIAN AGREEMENT

THIS CUSTODIAN AGREEMENT (this “Agreement”), dated as of July 22, 2010, is entered into among the UNITED STATES COMMODITY FUNDS LLC, a Delaware limited liability company (the “Sponsor”), the UNITED STATES COMMODITY INDEX FUNDS TRUST, a Delaware statutory trust (the “Trust”), on its own behalf and on behalf of each series established and designated by the Trust as a fund and listed on Annex A, including the United States Commodity Index Fund (each, a “Fund”), and BROWN BROTHERS HARRIMAN & CO. (“BBH&Co.” or the “Custodian”), a limited partnership formed under the laws of the State of New York.

This Agreement shall constitute a separate agreement between the Custodian, the Sponsor, the Trust and each Fund, as if such Fund had executed a separate Custodian Agreement. The Custodian hereby acknowledges that its rights and obligations with respect to a Fund shall not create any right or other obligations with respect to any other Fund listed on Annex A, as amended from time to time, and acknowledges the additional limitation on liability of the Sponsor, Trust and the Fund described in Section 9.3 of this Agreement.  Any Fund that becomes a party hereto by executing an amendment to this Agreement substantially in the form of Annex B (each such amendment together with the schedules attached thereto, an “Amendment”) shall become a party to this Agreement and any references herein to the Fund shall be treated as references to such Fund.  The obligations of the Sponsor, Trust, the Custodian and any Fund other than United States Commodity Index Fund, will be subject to the terms and conditions of the Amendment to this Agreement to be entered into with that Fund.

WITNESSETH:

WHEREAS, the Sponsor has exclusive responsibility for the management and control of the business and affairs of the Trust and the Fund; and

WHEREAS, the Sponsor and the Trust wish to employ BBH&Co. to act as custodian for the Fund’s Investments (as defined in Section 13.15) and to provide related services, all as provided herein, and BBH&Co. is willing to accept such employment, subject to the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Sponsor, the Trust, on its own behalf and on behalf of the Fund, and BBH&Co. hereby agree, as follows:

1.           Appointment of Custodian.  The Trust and the Sponsor hereby appoint BBH&Co. as the Fund’s custodian for its Investments, and BBH&Co. hereby accepts such appointment.  All Investments of the Fund delivered to the Custodian or its agents or Subcustodians (as defined in Section 13) shall be dealt with as provided in this Agreement.  The duties of the Custodian with respect to the Fund’s Investments shall be only as set forth expressly in this Agreement, which duties are generally comprised of safekeeping and various administrative duties that will be performed in accordance with Instructions and as reasonably required to effect Instructions.

2.           Representations, Warranties and Covenants.  The Trust, on its own behalf and on behalf of the Fund, and the Sponsor each hereby represents, warrants and covenants each of the following:

2.1           This Agreement has been, and at the time of delivery of each Instruction (as defined in Section 4) such Instruction will have been, duly authorized, executed and delivered by the Trust, on its own behalf and on behalf of the Fund, and the Sponsor.  This Agreement (including without limitation, the grant of a security interest under Section 7.6 below) does not violate any Applicable Law (as defined in Section 13) or conflict with or constitute a default under the Fund’s prospectus or other organic document, agreement, judgment, order or decree applicable to the Fund to which the Trust or the Sponsor is a party or by which the Fund or its Investments are bound.

2.2           By providing an Instruction with respect to the first acquisition of an Investment in a jurisdiction other than the United States of America, the Trust and the Sponsor shall be deemed to have confirmed to the Custodian that the Fund has (a) made all determinations required to be made by the Fund under Applicable Law, and (b) appropriately and adequately disclosed to its unitholders and all persons who have rights in or to such Investments, all material investment risks, including those relating to the custody and settlement infrastructure or the servicing of securities in such jurisdiction.

2.3           The Trust and the Sponsor shall safeguard and shall be solely responsible for the safekeeping of any testkeys, identification codes, passwords, other security devices or statements of account with which the Custodian provides them.  In furtherance and not limitation of the foregoing, in the event the Trust and/or the Sponsor utilizes any on-line service offered by the Custodian, the Trust, the Sponsor and the Custodian shall be fully responsible for the security of each party’s respective connecting terminal, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards in respect thereof.  Additionally, if the Trust and/or the Sponsor uses any on-line or similar communications service made available by the Custodian, the Trust and the Sponsor shall be solely responsible for ensuring the security of their access to the service and for the use of the service, and shall only attempt to access the service and the Custodian’s computer systems as directed by the Custodian.  If the Custodian provides any computer software to the Trust and/or the Sponsor relating to the services described in this Agreement, the Trust and/or the Sponsor will only use the software for the purposes for which the Custodian provided the software to the Trust and/or the Sponsor, and will abide by the license agreement accompanying the software and any other security policies which the Custodian provides to the Trust and the Sponsor.

2.4           By providing an Instruction in respect of an Investment (which Instruction may relate to among other things, the execution of trades), the Trust, on its own behalf and on behalf of the Fund, and the Sponsor hereby (i) authorize BBH&Co. to complete such documentation as may be required or appropriate for the execution of the Instruction, and agree to be contractually bound to the terms of such documentation “as is” (subject to Section 9 of this Agreement) without recourse against BBH&Co.; (ii) represent, warrant and covenant that the Trust, on its own behalf and on behalf of the Fund, and the Sponsor have accepted and agreed to comply with all Applicable Law, terms and conditions to which the Fund’s Investment may be bound, including without limitation, requirements imposed by the Investment prospectus or offering circular, subscription agreement, any application or other documentation relating to an Investment (e.g., compliance with suitability requirements and eligibility restrictions); (iii) acknowledge and agree that BBH&Co. will not be responsible for the accuracy of any information provided to BBH&Co. by or on behalf of the Trust, Fund and/or the Sponsor, or for any underlying commitment or obligation inherent to an Investment; (iv) except as otherwise provided for in Section 2.4 below, represent, warrant and covenant that the Trust, on its own behalf and on behalf of the Fund, and/or Sponsor will not effect any sale, transfer or disposition of Investment(s) held in the BBH&Co.’s name by any means other than the issuance of an Instruction on behalf of the Fund by the Trust and/or Sponsor to BBH&Co.; (v) acknowledge that collective investment schemes (and/or their agent(s)) in which the Fund and/or Sponsor invests may pay to BBH&Co. certain fees (including without limitation, shareholder servicing and/or trailer fees) in respect of the Fund’s investments in such schemes; (vi) agrees that BBH&Co. shall have no obligation or responsibility whatsoever to respond to, or provide capital in connection with any capital calls, letters of intent or other requirements as set out in the prospectus or offering circular of an Investment; (vii) represent, warrant and covenant that the Trust, on its own behalf and on behalf of the Fund, and/or Sponsor will provide BBH&Co. with such information as is necessary or appropriate to enable BBH&Co.’s performance pursuant to an Instruction or under this Agreement; (viii) represent that the Fund is not a “Plan” (which term includes (1) employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the US Internal Revenue Code of 1986, as amended (the “Code”), (2) plans, individual retirement accounts and other arrangements that are subject to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, and (3) entities the underlying assets of which are considered to include “plan assets” of such plans, accounts and arrangements), or an entity purchasing shares on behalf of, or with the “plan assets” of, a Plan; (ix) undertake to inform BBH&Co. and to keep the same updated as to its status under ERISA or Section 4975 of the Code, each as amended, of the beneficial investor to the Investment, and as to any tax withholding or benefit to which an Investment may be subject; and (x) acknowledges that BBH&Co. shall have no obligation to fund any order placed by the Fund and/or Sponsor for which the Fund does not have sufficient cash on deposit with BBH&Co.

2.4.1     To the extent that the Fund holds Investments in an account opened in the name of BBH&Co. as custodian for and at the direction of the Fund and/or Sponsor, and the Fund and/or Sponsor requests that BBH&Co. provide the Fund and/or Sponsor with the capability to place orders and execute trades in fund shares directly with such fund companies and/or their transfer agents which shall be settled in an account established with each such fund company or its transfer agent, the Fund and/or Sponsor hereby acknowledges that BBH&Co. is under no obligation to agree to such arrangement but if BBH&Co. so agrees, the Fund and/or Sponsor (i) acknowledges that all relevant terms under Section 2.4 above apply thereto, (ii) authorizes BBH&Co. as custodian to grant a limited power of attorney to the Fund, Sponsor or their designated agent to enable the Fund and/or Sponsor to so execute, (iii) agrees to ensure that any instructions issued by the Fund and/or Sponsor or their designated agent shall also be concurrently submitted to BBH&Co., and (iv) shall adhere to any BBH&Co. procedures established with each such fund or its transfer agent with respect thereto including, but not limited to, the terms of the limited power of attorney.  The Fund and/or Sponsor also acknowledges and agrees that (1) BBH&Co. is acting solely in its capacity as custodian and is not acting as broker or introducing broker on behalf of the Fund or Sponsor, (2) BBH&Co. is not receiving compensation in connection with the Fund and/or Sponsor’s execution hereunder of trades with each such fund other than its usual and customary custody fees and transaction charges, (3) it will provide such account opening information to each such fund and/or transfer agent as and when requested by such fund and/or transfer agent, and (4) BBH&Co. is not responsible for (a) providing information published by the relevant distributor or each such fund including, but not limited to, the prospectus for each such Investment in a fund or for resolving execution queries or complaints relative to any such Investment, and (b) assessing the suitability of any such Investment executed directly by the Fund and/or Sponsor.

2.5           The Sponsor is, and will continue to be until the termination of this Agreement, duly authorized to enter into this Agreement on behalf of the Trust and the Fund, to bind the Trust and the Fund in connection with the obligations hereunder, and to otherwise perform the terms herein.

3.           Representations and Warranties of BBH&Co.  BBH&Co. hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by BBH&Co. and does not violate any Applicable Law or conflict with or constitute a default under BBH&Co.’s limited partnership agreement or any agreement, instrument, judgment, order or decree to which BBH&Co. is a party or by which it is bound.

4.           Instructions.  Unless otherwise explicitly indicated herein, the Custodian shall perform its duties pursuant to Instructions.  As used herein, the term Instruction shall mean a directive initiated by the Fund and/or the Sponsor, acting directly or through its board of directors, officers or other Authorized Persons, which directive shall conform to the requirements of this Section 4.

4.1           Authorized Persons.  For purposes hereof, an Authorized Person shall be a person or entity authorized to give Instructions for or on behalf of the Fund, the Trust and/or the Sponsor by written notices to the Custodian or otherwise in accordance with procedures delivered to and acknowledged by the Custodian, including without limitation the Fund’s Investment Advisor (as defined in Section 13).  The Custodian may treat any Authorized Person as having full authority to issue Instructions for or on behalf of the Fund, Trust and/or Sponsor hereunder unless the notice of authorization contains explicit limitations as to said authority.  The Custodian shall be entitled to rely upon the authority of Authorized Persons until it receives appropriate written notice from the Trust or the Sponsor to the contrary.

The Sponsor and the Trust, on its own behalf and on behalf of the Fund, hereby designate the Marketing Agent (as such term is defined under an Marketing Agent Agreement entered into by the Sponsor and the Trust, on its own behalf and on behalf of the Fund, as approved by the Custodian (the Marketing Agent Agreement)) as an Authorized Person from whom the Custodian is hereby authorized to receive Instructions to accept deposits of cash and securities in connection with the purchase of Units (as such term is defined in the Prospectus) and the distribution of cash and securities in connection with the redemption of Units.

4.2           Form of Instruction.  Each Instruction shall be transmitted by such secured or authenticated electro-mechanical means as the Custodian shall make available to the Trust, Fund or the Sponsor from time to time unless the Trust and/or the Sponsor shall elect to transmit such Instruction in accordance with Subsections 4.2.1 through 4.2.3 of this Section.

4.2.1       Fund Designated Secured-Transmission Method.  Instructions may be transmitted through a secured or tested electro-mechanical means identified on behalf of the Fund by the Trust, the Sponsor or by an Authorized Person entitled to give Instructions and acknowledged and accepted by the Custodian; it being understood that such acknowledgment shall authorize the Custodian to receive and process such means of delivery but shall not represent a judgment by the Custodian as to the reasonableness or security of the method determined by the Authorized Person.

4.2.2       Written Instructions.  Instructions may be transmitted in a writing that bears the manual signature of Authorized Persons.

4.2.3       Other Forms of Instruction.  Instructions may also be transmitted by another means determined by the Trust, the Sponsor or Authorized Persons and acknowledged and accepted by the Custodian (subject to the same limits as to acknowledgements as is contained in Subsection 4.2.1, above) including Instructions given orally or by SWIFT, telex or telefax (whether tested or untested).

When an Instruction is given by means established under Subsections 4.2.1 through 4.2.3, it shall be the responsibility of the Custodian to use reasonable care to adhere to any security or other procedures established in writing between the Custodian and the Authorized Person with respect to such means of Instruction, but such Authorized Person shall be solely responsible for determining that the particular means chosen is reasonable under the circumstances. Oral Instructions shall be binding upon the Custodian only if and when the Custodian takes action with respect thereto.  With respect to telefax instructions, the parties agree and acknowledge that receipt of legible instructions cannot be assured, that the Custodian cannot verify that authorized signatures on telefax instructions are original or properly affixed, and that the Custodian shall not be liable for losses or expenses incurred through actions taken in reliance on inaccurately stated, illegible or unauthorized telefax instructions.  The provisions of Section 4A of the Uniform Commercial Code as currently in effect in the State of New York shall apply to the Fund’s transfers performed in accordance with Instructions.  The Funds Transfer Services Schedule (as defined in Section 13) and the Electronic and Online Services Schedule to this Agreement shall each comprise a designation of form of a means of delivering Instructions for purposes of this Section 4.2.

4.3           Completeness and Contents of Instructions.  The Authorized Person shall be responsible for assuring the adequacy and accuracy of Instructions.  Particularly, upon any acquisition or disposition or other dealing in the Fund’s Investments and upon any delivery and transfer of any Investment or moneys, the person initiating such Instruction shall give the Custodian an Instruction with appropriate detail, including, without limitation:

4.3.1       The transaction date and the date and location of settlement;

4.3.2         The specification of the type of transaction;

4.3.3         A description of the Investments or moneys in question, including, as appropriate, quantity, price per unit, amount of money to be received or delivered and currency information.  Where an Instruction is communicated by electronic means, or otherwise where an Instruction contains an identifying number such as a CUSIP, SEDOL or ISIN number, the Custodian shall be entitled to rely on such number as controlling notwithstanding any inconsistency contained in such Instruction, particularly with respect to the Investment description; and

4.3.4         The name of the broker or similar entity concerned with execution of the transaction.

If the Custodian shall determine that an Instruction is either unclear or incomplete, the Custodian may give prompt notice of such determination to the Trust and/or the Sponsor, and the Trust and/or the Sponsor shall thereupon amend or otherwise reform such Instruction.  In such event, the Custodian shall have no obligation to take any action in response to the Instruction initially delivered until the redelivery of an amended or reformed Instruction.

4.4           Timeliness of Instructions.  In giving an Instruction, the Trust and/or the Sponsor shall take into consideration delays which may occur due to the involvement of a Subcustodian or agent, differences in time zones, and other factors particular to a given market, exchange or issuer.  When the Custodian has established specific timing requirements or deadlines with respect to particular classes of Instruction, or when an Instruction is received by the Custodian at such a time that it could not reasonably be expected to have acted on such Instruction due to time zone differences or other factors beyond its reasonable control, the execution of any Instruction received by the Custodian after such deadline or at such time (including any modification or revocation of a previous Instruction) shall be at the risk of the Fund.

5.           Safekeeping of Fund Assets.  The Custodian shall hold Investments delivered to it or Subcustodians for the Fund in accordance with the provisions of this Section.  The Custodian shall not be responsible for (a) the safekeeping of Investments not delivered or that are not caused to be issued to it or its Subcustodians; (b) pre-existing faults or defects in Investments that are delivered to the Custodian or its Subcustodians; or (c) the safekeeping of Commodity Interests and Futures Contracts (each as defined in the Fund’s prospectus).  The Custodian is hereby authorized to hold with itself or a Subcustodian, and to record in one or more accounts, all Investments delivered to and accepted by the Custodian, any Subcustodian or their respective agents pursuant to an Instruction or in consequence of any corporate action.  The Custodian shall hold Investments for the account of the Fund and shall segregate Investments from assets belonging to the Custodian and shall cause its Subcustodians to segregate Investments from assets belonging to the Subcustodian in an account held for the Fund or in an account maintained by the Subcustodian generally for non-proprietary assets of the Custodian.

5.1           Use of Securities Depositories.  The Custodian may deposit and maintain Investments in any Securities Depository (as defined in Section 13), either directly or through one or more Subcustodians appointed by the Custodian.  Investments held in a Securities Depository shall be held (a) subject to the agreement, rules, statement of terms and conditions or other document or conditions effective between the Securities Depository and the Custodian or the Subcustodian, as the case may be, and (b) in an account for the Fund or in bulk segregation in an account maintained for the non-proprietary assets of the entity holding such Investments in the Securities Depository.  If market practice or the rules and regulations of the Securities Depository prevent the Custodian, the Subcustodian or any agent of either from holding its client assets in such a separate account, the Custodian, the Subcustodian or other agent shall as appropriate segregate such Investments for benefit of the Fund or for the benefit of clients of the Custodian generally on its own books.

5.2           Certificated Assets.  Investments which are certificated may be held in registered or bearer form: (a) in the Custodian’s vault; (b) in the vault of a Subcustodian or agent of the Custodian or a Subcustodian; or (c) in an account maintained by the Custodian, Subcustodian or agent at a Securities Depository; all in accordance with customary market practice in the jurisdiction in which any Investments are held.

5.3           Registered Assets.  Investments which are registered may be registered in the name of the Custodian, a Subcustodian, or in the name of the Fund or a nominee for any of the foregoing, and may be held in any manner set forth in Section 5.2 above with or without any identification of fiduciary capacity in such registration.

5.4           Book Entry Assets.  Investments which are represented by book-entry may be so held in an account maintained by the Book-entry Agent (as defined in Section 13) on behalf of the Custodian, a Subcustodian or another agent of the Custodian, or a Securities Depository.

5.5           Replacement of Lost Investments.  In the event of a loss of Investments for which the Custodian is responsible under the terms of this Agreement, the Custodian shall replace such Investment, or in the event that such replacement cannot be effected, the Custodian shall pay to the Fund the fair market value of such Investment based on the last available price as of the close of business in the relevant market on the date that a claim was first made to the Custodian with respect to such loss, or, if less, such other amount as shall be agreed by the parties as the date for settlement.

6.           Administrative Duties of the Custodian.  The Custodian shall perform the following administrative duties with respect to Investments of the Fund.

6.1           Purchase of Investments.  Pursuant to Instructions, Investments purchased for the account of the Fund shall be paid for (a) against delivery thereof to the Custodian or a Subcustodian, as the case may be, either directly or through a Clearing Corporation (as defined in Section 13) or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (b) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.

6.2           Sale of Investments.  Pursuant to Instructions, Investments sold for the account of the Fund shall be delivered (a) against payment therefor in cash, by check or by bank wire transfer, (b) by credit to the account of the Custodian or the applicable Subcustodian, as the case may be, with a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (c) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such  Investment.

6.3           Delivery and Receipt in Connection with Borrowings of the Fund or other Collateral and Margin Requirements.  Pursuant to Instructions and subject to the last sentence in Section 6.4 below, the Custodian may deliver or receive Investments or cash of the Fund in connection with borrowings or loans by the Fund and other collateral and margin requirements.

6.4           Futures and Over-the-Counter (OTC) Contracts.  If, pursuant to an Instruction, the Custodian shall become a party to an agreement with the Trust or the Sponsor, on behalf of the Fund, and a futures commission merchant regarding margin or a counterparty to an OTC contract (Tri-Party Agreement), the Custodian shall (a) receive and retain, to the extent the same is provided to the Custodian, confirmations or other documents evidencing the purchase or sale by the Fund of exchange-traded futures contracts or the entering into of an option, forward or other derivatives transaction by the Fund; (b) when required by such Tri-Party Agreement, deposit and maintain in an account opened pursuant to such Agreement (Margin Account) segregated either physically or by book-entry in a Securities Depository for the benefit of any futures commission merchant, such Investments of the Fund as shall have been designated as initial, maintenance or variation “margin” deposits or other collateral intended to secure the Fund’s performance of its obligations under the terms of any exchange-traded futures contracts and commodity options; and (c) thereafter pay, release or transfer Investments into or out of the Margin Account in accordance with the provisions of such Tri-Party Agreement. Alternatively, the Custodian may deliver Investments, in accordance with an Instruction, to a futures commission merchant for margin purposes or to the counterparty or its custodian.  The Custodian shall in no event be responsible for the acts and omissions of any futures commission merchant or the counterparty or its custodian, to whom Investments are delivered pursuant to this Section; for the sufficiency of Investments held in any Margin Account; for funding margin deposits or otherwise providing Advances (as defined in Section 13) for the purpose of margin or other collateral in any Margin Account; or, for the performance of any terms of any exchange-traded futures contracts, commodity options, forward contracts and other derivative transactions.  In addition, the Custodian shall not be required to transfer margin or any other assets of the Fund to a Margin Account if at the time of such request, such transfer would reduce the aggregate market value of all unencumbered securities, cash, cash equivalents and other unencumbered liquid assets of the Fund in the custody of the Custodian to less than ten (10) percent of the then current net asset value of the Fund.

6.5           Contractual Obligations and Similar Investments.  From time to time, the Fund’s Investments may include Investments that are not ownership interests as may be represented by certificate (whether registered or bearer), by entry in a Securities Depository or by book entry agent, registrar or similar agent for recording ownership interests in the relevant Investment.  If the Fund shall at any time acquire such Investments, including without limitation deposit obligations, loan participations, repurchase agreements and derivative arrangements, the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the arrangement; and (b) perform on the Fund’s account in accordance with the terms of the applicable arrangement, but only to the extent directed to do so by an Instruction.  The Custodian shall have no responsibility for agreements on behalf of the Fund running to the Trust or the Sponsor as to which it is not a party other than to retain, to the extent the same are provided to the Custodian, documents or copies of documents evidencing the arrangement and, in accordance with an Instruction, to include such arrangements in reports made to the Fund.

6.6           Exchange of Securities.  Unless otherwise directed by an Instruction, the Custodian shall:  (a) exchange securities held for the account of the Fund for other securities in connection with any reorganization, recapitalization, conversion, split-up, change of par value of shares or similar event, and (b) deposit any such securities in accordance with the terms of any reorganization or protective plan.

6.7           Surrender of Securities.  Unless otherwise directed by an Instruction, the Custodian may surrender securities: (a) in temporary form for definitive securities; (b) for transfer into the name of an entity allowable under Section 5.3; and (c) for a different number of certificates or instruments representing the same number of shares or the same principal amount of indebtedness.

6.8           Rights, Warrants, Etc.  Pursuant to an Instruction, the Custodian shall (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to any agent of such issuer or trustee, for purposes of exercising such rights or selling such securities, and (b) deposit securities in response to any invitation for the tender thereof.

6.9           Mandatory Corporate Actions.  Unless otherwise directed by an Instruction, the Custodian shall: (a) comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions or similar rights of securities ownership affecting securities held on the Fund’s account and promptly notify the Sponsor for the benefit of the Fund of such action, and (b) collect all stock dividends, rights and other items of like nature with respect to such securities.

6.10         Income Collection.  Unless otherwise directed by an Instruction, the Custodian shall collect any amount due and payable to the Fund with respect to Investments and promptly credit the amount collected to a Principal Account or an Agency Account (each defined in Section 13); provided, however, that the Custodian shall not be responsible for: (a) the collection of amounts due and payable with respect to Investments that are in default, or (b) the collection of cash or share entitlements with respect to Investments that are not  registered in the name of the Custodian or its Subcustodians.  The Custodian is hereby authorized to endorse and deliver any instrument required to be so endorsed and delivered to effect collection of any amount due and payable to the Fund with respect to Investments.

6.11         Ownership Certificates and Disclosure of the Fund’s Interest.  The Custodian is hereby authorized to execute on behalf of the Fund ownership certificates, affidavits or other disclosure required under Applicable Law or established market practice in connection with the receipt of income, capital gains or other payments by the Fund with respect to Investments, or in connection with the sale, purchase or ownership of Investments.

With respect to securities issued in the United States of America, the Custodian [   ] may [ X  ] may not release the identity of the Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and the Fund.  IF NO BOX IS CHECKED, THE CUSTODIAN SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES CONTRARY INSTRUCTIONS FROM THE FUND.  With respect to securities issued outside of the United States of America, information shall be released in accordance with law or custom of the particular country in which such security is located.

6.12         Proxy Materials.  The Custodian shall deliver, or cause to be delivered, to the Sponsor for the benefit of the Fund proxy forms, notices of meeting, and any other notices or announcements materially affecting or relating to Investments received by the Custodian or any nominee.

6.13         Taxes.  The Custodian shall, where applicable, assist the Sponsor and the Trust in the reclamation of taxes withheld on dividends and interest payments received by the Fund.  In the performance of its duties with respect to tax withholding and reclamation, the Custodian shall be entitled to rely on the advice of counsel and upon information and advice regarding the Fund’s tax status that is received on behalf of the Fund from the Sponsor or the Trust without duty of separate inquiry.

6.14         Other Dealings.  The Custodian shall otherwise act as directed by Instructions, including without limitation effecting the free payments of moneys or the free delivery of securities, provided that such Instruction shall indicate the purpose of such payment or delivery and that the Custodian shall record the party to whom such payment or delivery is made.

The Custodian shall attend to all nondiscretionary details in connection with the sale or purchase or other administration of Investments, except as otherwise directed by an Instruction, and may make payments to itself or others for minor expenses of administering Investments under this Agreement; provided that the Sponsor or the Trust shall have the right to request an accounting on behalf of the Fund with respect to such expenses.

In fulfilling the duties set forth in Sections 6.6 through 6.10 above, the Custodian shall provide to the Sponsor for the benefit of the Fund all material information pertaining to a corporate action which the Custodian actually receives; provided that the Custodian shall not be responsible for the completeness or accuracy of such information. Information relative to any pending corporate action made available to the Sponsor for the benefit of the Fund via any of the services described in the Electronic and Online Services Schedule shall constitute the delivery of such information by the Custodian hereunder.  Any advance credit of cash or shares expected to be received as a result of any corporate action shall be subject to actual collection and may, when the Custodian deems collection unlikely, be reversed by the Custodian.

The Custodian may at any time or times in its discretion appoint (and may at any time remove) agents (other than Subcustodians) to carry out some or all of the administrative provisions of this Agreement (Agents), provided, however, that the appointment of such agent shall not relieve the Custodian of its administrative obligations under this Agreement.

7.           Cash Accounts, Deposits and Money Movements.  Subject to the terms and conditions set forth in this Section 7, the Trust and the Sponsor each hereby authorizes the Custodian to open and maintain on behalf of the Fund, with itself or with Subcustodians, cash accounts in United States Dollars, in such other currencies as are the currencies of the countries in which the Fund maintains Investments or in such other currencies as the Trust or the Sponsor shall from time to time request by Instruction.

7.1           Types of Cash Accounts.  Cash accounts opened on the books of the Custodian (Principal Accounts) shall be opened in the name of the Fund.  Such accounts collectively shall be a deposit obligation of the Custodian and shall be subject to the terms of this Section 7 and the general liability provisions contained in Section 9.  Cash accounts opened on the books of a Subcustodian may be opened in the name of the Fund or the Custodian or in the name of the Custodian for its customers generally (Agency Accounts). Such deposits shall be obligations of the Subcustodian and shall be treated as an Investment of the Fund.  Accordingly, the Custodian shall be responsible for exercising reasonable care in the administration of such accounts but shall not be liable for their repayment in the event such Subcustodian, by reason of its bankruptcy, insolvency or otherwise, fails to make repayment.

7.1.1     Administrative Accounts.  In connection with the services provided hereunder, the Custodian is hereby directed to open cash accounts on its books and records from time to time for the purposes of receiving subscriptions and/or processing redemptions on behalf of the Fund and/or for the purposes of aggregating, netting and/or clearing transactions (including, without limitation foreign exchange, repurchase agreements, capital stock activity, expense payment) or other administrative purposes, each on behalf of the Fund (each an “Account”).  Each such Account shall be subject to the terms and conditions of this Agreement and the Fund and/or the Sponsor shall be liable for the satisfaction of its obligations in connection with each Account.

7.2           Payments and Credits with Respect to the Cash Accounts.  The Custodian shall make payments from or deposits to any of said accounts in the course of carrying out its administrative duties, including but not limited to income collection with respect to the Fund’s Investments, and otherwise in accordance with Instructions.  The Custodian and its Subcustodians shall be required to credit amounts to the cash accounts only when moneys are actually received in cleared funds in accordance with banking practice in the country and currency of deposit.  Any credit made to any Principal or Agency Account before actual receipt of cleared funds shall be provisional and may be reversed by the Custodian in the event such payment is not actually collected. Unless otherwise specifically agreed in writing by the Custodian or any Subcustodian, all deposits shall be payable only at the branch of the Custodian or Subcustodian where the deposit is made or carried.

7.3           Currency and Related Risks.  The Fund and the Sponsor each bears risks of holding or transacting in any currency, including any mark to market exposure associated with a foreign exchange transaction undertaken with the Custodian.   The Custodian shall not be liable for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may delay or affect the transferability, convertibility or availability of any currency in the country (a) in which such Principal or Agency Accounts are maintained or (b) in which such currency is issued, and in no event shall the Custodian be obligated to make payment of a deposit denominated in a currency during the period during which its transferability, convertibility or availability has been affected by any such law, regulation or event.  Without limiting the generality of the foregoing, neither the Custodian nor any Subcustodian shall be required to repay any deposit made at a foreign branch of either the Custodian or Subcustodian if such branch cannot repay the deposit due to a cause for which the Custodian would not be responsible in accordance with the terms of Section 9 of this Agreement unless the Custodian or such Subcustodian expressly agrees in writing to repay the deposit under such circumstances.  All currency transactions in any account opened pursuant to this Agreement are subject to exchange control regulations of the United States and of the country where such currency is the lawful currency or where the account is maintained. Any taxes, costs, charges or fees imposed on the convertibility of a currency held by the Fund shall be for the account of the Fund.

7.4           Foreign Exchange Transactions.  The Custodian shall, subject to the terms of this Section, settle foreign exchange transactions (including contracts, futures, options and options on futures) on behalf and for the account of the Fund with such currency brokers or banking institutions, including Subcustodians, as the Fund and/or Sponsor may direct pursuant to Instructions.  The Custodian may act as principal in any foreign exchange transaction with the Fund in accordance with Section 7.4.2 of this Agreement.  The obligations of the Custodian in respect of all foreign exchange transactions (whether or not the Custodian shall act as principal in such transaction) shall be contingent on the free, unencumbered transferability of the currency transacted on the actual settlement date of the transaction.

7.4.1      Third Party Foreign Exchange Transactions.  The Custodian shall process foreign exchange transactions (including without limitation contracts, futures, options, and options on futures), where any third party acts as principal counterparty to the Fund on the same basis it performs duties as agent for the Fund with respect to any other of the Fund’s Investments. Accordingly, the Custodian shall only be responsible for delivering or receiving currency on behalf of the Fund in respect of such contracts pursuant to Instructions. The Custodian shall not be responsible for the failure of any counterparty (including any Subcustodian) in such agency transaction to perform its obligations thereunder. The Custodian (a) shall transmit cash and Instructions to and from the currency broker or banking institution with which a foreign exchange contract or option has been executed pursuant hereto, (b) may make free outgoing payments of cash in the form of United States Dollars or foreign currency without receiving confirmation of a foreign exchange contract or option or confirmation that the countervalue currency completing the foreign exchange contract has been delivered or received or that the option has been delivered or received, and (c) shall hold all confirmations, certificates and other documents and agreements received by the Custodian and evidencing or relating to such foreign exchange transactions in safekeeping.  The Fund accepts full responsibility for its use of third-party foreign exchange dealers and for execution of said foreign exchange contracts and options and understands that the Fund shall be responsible for any and all costs and interest charges which may be incurred by the Fund or the Custodian as a result of the failure or delay of third parties to deliver foreign exchange.

7.4.2        Foreign Exchange with the Custodian as Principal.  The Custodian may as principal undertake foreign exchange transactions with the Fund as the Custodian and the Trust or Sponsor on behalf of the Fund may agree from time to time.  In such event, the foreign exchange transaction will be performed in accordance with the particular agreement of the parties, or in the event a principal foreign exchange transaction is initiated by an Instruction in the absence of specific agreement, such transaction will be performed in accordance with the usual commercial terms of the Custodian.  In the event that the Fund defaults on the settlement of any such foreign exchange transaction with the Custodian, the Fund shall be liable for contracted currency of the transaction together with any mark to market exposure associated with the replacement purchase of the contracted currency undertaken with the Custodian.

7.5           Delays.  If no event of Force Majeure shall have occurred and be continuing and in the event that a delay shall have been caused by the negligence or willful misconduct of the Custodian in carrying out an Instruction to credit or transfer cash, the Custodian shall be liable to the Fund:  (a) with respect to Principal Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Custodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected; and, (b) with respect to Agency Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Subcustodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected. The Custodian shall not be liable for delays in carrying out such Instructions to transfer cash which are not due to the Custodian’s own negligence or willful misconduct.

7.6           Advances. If, for any reason in connection with this Agreement the Custodian or any Subcustodian makes an Advance to facilitate settlement or otherwise for the benefit of the Fund (whether or not any Principal or Agency Account shall be overdrawn either during, or at the end of, any Business Day (defined as any day other than a day on which any of the Futures Exchanges upon which a Benchmark Component Futures Contract is traded is closed for regular trading1), the Trust, on its own behalf and on behalf of the Fund, and the Sponsor each hereby does:

7.6.1        acknowledge that the Fund shall have no right, title or interest in or to any Investments purchased with such Advance or proceeds of such Investments, and that any credit to an account of Fund shall be provisional, until: (a) the debit of the Principal or Agency Account by Custodian for an amount equal to Advance Costs; and/or (b) if such debit produces an overdraft in such account, reimbursement to the Custodian or Subcustodian for the amount of such overdraft;

7.6.2        acknowledge that the Custodian has an automatically perfected statutory security interest in Investments purchased with any such Advance (as defined in Section 13) pursuant to Section 9-206 of the Uniform Commercial Code as in effect in the State of New York from time to time;

1 “Futures Exchanges” shall include the New York Mercantile Exchange (“NYMEX”), ICE Futures (“ICE”), Chicago Board of Trade (“CBOT”), Chicago Mercantile Exchange (“CME”), London Metal Exchange (“LME”), Commodity Exchange, Inc. (“COMEX”) or on other foreign exchanges (such exchanges, collectively, the “Futures Exchanges”).  “Benchmark Component Futures Contract” shall mean the Futures Contracts that at any given time make up the index of the Fund.

7.6.3       in addition, in order to secure the obligations of the Fund to pay or perform any and all obligations of the Fund pursuant to this Agreement, including without limitation to repay any Advance made pursuant to this Agreement, grant to the Custodian a security interest in all Investments and proceeds thereof (as defined in the Uniform Commercial Code as currently in effect in the State of New York); and agree to take, and agree that the Custodian may take, in respect of the security interest referenced above, any further actions that the Custodian may reasonably require.

7.7           Custodian’s Rights.  Neither the Custodian nor any Subcustodian shall be obligated to make any Advance or to allow an Advance to occur to the Fund, and in the event that the Custodian or any Subcustodian does make or allow an Advance, any such Advance and any transaction giving rise to such Advance shall be for the account and risk of the Fund and shall not be deemed to be a transaction undertaken by the Custodian for its own account and risk.  If such Advance shall have been made or allowed by a Subcustodian or any other person, the Custodian may assign all or part of its security interest referenced above and any other rights granted to the Custodian hereunder to such Subcustodian or other person.  If the Fund shall fail to repay the Advance Costs when due, the Custodian or its assignee, as the case may be, shall be entitled to a portion of the available cash balance in any Agency or Principal Account equal to such Advance Costs, and the Trust and Sponsor authorizes the Custodian, on behalf of the Fund, to pay an amount equal to such Advance Costs irrevocably to such Subcustodian or other person, and to dispose of any property in such Account to the extent necessary to make such payment.  Any Investments and funds credited to accounts subject to this Agreement created pursuant hereto shall be treated as financial assets credited to securities accounts under Articles 8 and 9 of the Uniform Commercial Code as in effect in the State of New York from time to time.  Accordingly, the Custodian and any Subcustodian shall have the rights and benefits of a secured creditor that is a securities intermediary under such Articles 8 and 9.

7.8           Integrated Account.  For purposes hereof, deposits maintained in all Principal Accounts (whether or not denominated in United States Dollars) shall collectively constitute a single and indivisible current account with respect to the Fund’s obligations to the Custodian or its assignee, and balances in the Principal Accounts shall be available for satisfaction of the Fund’s obligations under this Section 7.  The Custodian shall further have a right of offset against the balances in any Agency Account maintained hereunder to the extent that the aggregate of all Principal Accounts is overdrawn.

8.           Subcustodians and Securities Depositories.  Subject to the provisions hereinafter set forth in this Section 8, the Trust and the Sponsor each hereby authorizes the Custodian to utilize Securities Depositories to act on behalf of the Fund and to appoint from time to time and to utilize Subcustodians. With respect to securities and funds held by a Subcustodian, either directly or indirectly (including by a Securities Depository or Clearing Corporation), notwithstanding any provisions of this Agreement to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of securities or payment, respectively, and securities or payment may be received in a form, in accordance with (a) governmental regulations, (b) rules of Securities Depositories and the Clearing Corporations, (c) generally accepted trade practice in the applicable local market, (d) the terms and characteristics of the particular Investment, or (e) the terms of the Instructions.

8.1           Domestic Subcustodians and Securities Depositories.  The Custodian may deposit and/or maintain, either directly or through one or more agents appointed by the Custodian, Investments of the Fund in any Securities Depository in the United States of America, including The Depository Trust Company, provided such Securities Depository meets applicable requirements of the Federal Reserve Bank or of the Securities and Exchange Commission. The Custodian may, at any time and from time to time, appoint any bank meeting the requirements of a custodian and the rules and regulations thereunder, to act on behalf of the Fund as a Subcustodian for purposes of holding Investments of the Fund in the United States.

8.2           Responsibility for Subcustodians.  The Custodian shall be liable to the Fund for any loss or damage to the Fund caused by or resulting from the acts or omissions of any domestic Subcustodian to the extent that such acts or omissions would be deemed to be negligence, gross negligence or willful misconduct in accordance with the terms of the relevant subcustodian agreement under the laws, circumstances and practices prevailing in the place where the act or omission occurred.

9.           Responsibility of the Custodian.  In performing its duties and obligations hereunder, the Custodian shall use reasonable care under the facts and circumstances prevailing in the market where performance is effected.  Subject to the specific provisions of this Section, the Custodian shall be liable for any direct damage incurred by the Fund in consequence of the Custodian’s negligence, bad faith or willful misconduct.  In no event shall the Custodian be liable hereunder for any special, indirect, punitive or consequential damages arising out of, pursuant to or in connection with this Agreement even if the Custodian has been advised of the possibility of such damages.  It is agreed that the Custodian shall have no duty to assess the risks inherent in the Fund’s Investments or to provide investment advice with respect to such Investments and that the Fund as principal shall bear any risks attendant to particular Investments such as failure of a counterparty or issuer.

9.1           Limitations of Performance.  The Custodian shall not be responsible under this Agreement for any failure to perform its duties, and shall not be liable hereunder for any loss or damage in association with such failure to perform, for or in consequence of the following causes:

9.1.1       Force Majeure.  Force Majeure shall mean any circumstance or event which is beyond the reasonable control of the Custodian, a Subcustodian or any agent of the Custodian or a Subcustodian and which adversely affects the performance by the Custodian of its obligations hereunder, by the Subcustodian of its obligations under its Subcustody Agreement or by any other agent of the Custodian or the Subcustodian, including any event caused by, arising out of or involving (a) an act of God, (b) accident, fire, water damage or explosion, (c) any computer, system or other equipment failure or malfunction caused by any computer virus or the malfunction or failure of any communications medium, (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total, (f) any delay or disruption resulting from or reflecting the occurrence of any Sovereign Risk, (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, (h) any encumbrance on the transferability of a currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, or (i) any other cause similarly beyond the reasonable control of the Custodian.

9.1.2       Sovereign Risk.  Sovereign Risk shall mean, in respect of any jurisdiction, including the United States of America, where Investments are acquired or held hereunder or under a subcustody agreement, (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any Governmental Authority, (c) the confiscation, expropriation or nationalization of any Investments by any Governmental Authority, whether de facto or de jure, (d) any devaluation or revaluation of the currency, (e) the imposition of taxes, levies or other charges affecting Investments, (f) any change in the Applicable Law, or (g) any other economic or political risk incurred or experienced.

9.2           Limitations on Liability of the Custodian.  The Custodian shall not be liable for any loss, claim, damage or other liability arising from the following causes:

9.2.1       Failure of Third Parties.  The failure of any third party including:  (a) the Sponsor or the Trust; (b) any futures commission merchant(s); (c) any issuer of Investments or book-entry or other agent of and issuer; (d) any counterparty with respect to any Investment, including any issuer of exchange-traded or other futures, option, derivative or commodities contract; (e) failure of an Investment Advisor or other agent of the Fund; or (f) failure of other third parties similarly beyond the control or choice of the Custodian.

9.2.2       Information Sources.  The Custodian may rely upon information received from issuers of Investments or agents of such issuers, information received from Subcustodians and from other commercially reasonable sources such as commercial data bases and the like, but shall not be responsible for specific inaccuracies in such information, provided that the Custodian has relied upon such information in good faith, or for the failure of any commercially reasonable information provider.

9.2.3       Reliance on Instruction.  Action by the Custodian or the Subcustodian in accordance with an Instruction, even when such action conflicts with, or is contrary to any provision of, the Trust’s or the Sponsor’s constituent documents, Applicable Law, or actions by the directors of the Sponsor or unitholders of the Fund.

9.2.4       Restricted Securities.  The limitations inherent in the rights, transferability or similar investment characteristics of a given Investment of the Fund.

9.3           Limitations on Liability of the Sponsor, Trust and the Fund.  The Custodian agrees to look solely to the assets of the Fund and to the Sponsor and its assets in respect of any claim against or obligation of the Fund.  The Administrator acknowledges and agrees that liability of the Fund, as a series of the Trust, is limited pursuant to Section 3804(a) of the Delaware Statutory Trust Act, such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Fund shall be enforceable against the assets of the Fund only, and not against the assets of the Trust generally or the assets of any other series of the Trust, and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for, or otherwise existing with respect to the Trust generally and any other series of the Trust shall be enforceable against the assets of the Fund.

10.           Indemnification.

10.1         The Fund and the Sponsor each hereby indemnifies the Custodian and each Subcustodian, and their respective agents, nominees and the partners, employees, officers and directors, and agrees to hold each of them harmless from and against all claims and liabilities, including counsel fees and taxes, reasonably incurred or assessed against any of them in connection with the performance of this Agreement and any Instruction.

10.2         The Custodian hereby indemnifies the Fund, the Trust and the Sponsor, and their respective agents, nominees and the partners, employees, officers and directors, and agrees to hold each of them harmless from and against all claims and liabilities, including counsel fees and taxes, reasonably incurred or assessed against any of them as a direct result of the Custodian’s negligence, willful misconduct or bad faith in its performance of this Agreement and any Instruction.

11.           Reports and Records.  The Custodian shall:

11.1         create and maintain records relating to the performance of its obligations under this Agreement;

11.2         make available to the Fund, the Trust and/or the Sponsor, their respective auditors, agents and employees, upon reasonable request and during normal business hours of the Custodian, all records maintained by the Custodian pursuant to Section 11.1 above, subject, however, to all reasonable security requirements of the Custodian then applicable to the records of its custody customers generally; and

11.3         make available to the Fund, the Trust and/or the Sponsor all Electronic Reports (as defined in Section 13); it being understood that the Custodian shall not be liable hereunder for the inaccuracy or incompleteness thereof or for errors in any information included therein.

The Sponsor shall examine all records, howsoever produced or transmitted, promptly upon receipt thereof and notify the Custodian promptly of any discrepancy or error therein.  Unless the Trust or the Sponsor delivers written notice of any such discrepancy or error within a reasonable time after its receipt thereof, such records shall be deemed to be true and accurate.  It is understood that the Custodian now obtains and will in the future obtain information on the value of assets from outside sources which may be utilized in certain reports made available to the Fund, the Trust and the Sponsor. The Custodian deems such sources to be reliable but it is acknowledged and agreed that the Custodian does not verify nor represent nor warrant as to the accuracy or completeness of such information and accordingly shall be without liability in selecting and using such sources and furnishing such information.

12.           Miscellaneous.

12.1         Proxies, etc.  The Trust, on its own behalf and on behalf of the Fund, and/or the Sponsor will promptly execute and deliver, upon request, such proxies, powers of attorney or other instruments as may be necessary or desirable for the Custodian to provide, or to cause any Subcustodian to provide, custody services.

12.2         Entire Agreement.  This Agreement (including any schedules and exhibits attached hereto and thereto) contains all of the agreements among the parties hereto and thereto with respect to the transactions contemplated hereby and thereby and supersedes all prior agreements or understandings, whether written or oral, among the parties with respect thereto.

12.3         Amendment and Modification.  This Agreement may be amended, modified or supplemented only by a written instrument executed by all parties hereto.

12.4         Successors and Assigns; Assignment.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assigned by any party without the prior written consent of the other parties and any assignment without such consent shall be null and void.

12.5         Waiver of Compliance.  Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

12.6         Severability.  The parties hereto desire that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

12.7         Notices.  All notices, waivers, or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, by facsimile (and, if sent by facsimile, followed by delivery by nationally-recognized express courier), sent by nationally-recognized express courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(1)	if to Sponsor, to:
United States Commodity Funds LLC
1320 Harbor Bay Parkway, Suite 145
Alameda, California 94502
Attention: Nicholas D. Gerber

(2)	if to the Trust or the Fund, to:
[c/o] United States Commodity Index Funds Trust
c/o United States Commodity Funds LLC
1320 Harbor Bay Parkway, Suite 145
Alameda, California 94502
Attention: Nicholas D. Gerber

(3)	if to the Custodian, to:
Brown Brothers Harriman & Co.
40 Water Street
Boston, Massachusetts 02109
Attn: Telephone: (617) 772-1818
Facsimile: (617) 772- ____

or such other address as the Sponsor, the Trust or the Custodian may have designated in writing to the other.

All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by a nationally-recognized express courier, on the date of such delivery if delivered during business hours on a Business Day or, if not delivered during business hours on a Business Day, the first Business Day thereafter, and (ii) in the case of mailing or delivery by facsimile, upon receipt by the intended party.

12.8        Governing Law; Jurisdiction.

12.8.1   All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

12.8.2    Each party irrevocably consents and agrees, for the benefit of the other parties, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or any related agreement may be brought in the courts of the State of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues. Each party irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or any related agreement or the transactions contemplated hereby or thereby which is instituted in any court of the State of New York.

The provisions of this Section 12.8 shall survive any termination of this Agreement, in whole or in part.

12.9        No Partnership.  The Custodian acts as an independent contractor with respect to the services provided under this Agreement.  The terms and conditions of this Agreement do not create a partnership relationship between the Custodian and the Sponsor, the Custodian and the Trust or between the Custodian and the Fund.  Each of the Sponsor and the Trust, on its own behalf and on behalf of the Fund, acknowledges that the Custodian may enter into similar agreements with others without the consent of the Sponsor or the Trust.

12.10      Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

12.11      No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

12.12      Counterparts; Facsimile Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

12.13      Other Usages.  The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

12.14      Confidentiality.  The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations.  All confidential information provided by a party hereto shall be used by the other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party.  The foregoing shall not apply to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any bank examiner of the Custodian or any Subcustodian, any Regulatory Authority, any auditor of the parties hereto, or by judicial or administrative process or otherwise by Applicable Law, including for the avoidance of doubt, any filing of this Agreement (excluding any terms relating to fees) by or on behalf of the Fund with any regulator with authority over the Fund.

12.15      Counsel.  In fulfilling its duties hereunder, the Custodian shall be entitled to receive and act upon the advice of (i) counsel regularly retained by the Custodian in respect of such matters, (ii) counsel for the Fund or (iii) such counsel as the Fund, the Sponsor and the Custodian may agree upon, with respect to all matters.  The Custodian shall not be considered to have engaged in any misconduct or to have acted negligently when soliciting and following such advice.

12.16      Conflict.  Nothing contained in this Agreement shall prevent the Custodian and its associates from (i) dealing as a principal or an intermediary in the sale, purchase or loan of the Fund’s Investments to, or from the Custodian or its associates; (ii) acting as a custodian, a subcustodian, a trustee, an agent, securities dealer, an investment manager or in any other capacity for any other client; or (iii) buying, holding, lending, and dealing in any way in any assets for the benefit of its own account, for the account of any other client, or for the account of the Fund.

12.17      Privacy.  In the course of carrying out its obligations under this Agreement, each party shall maintain physical, procedural and/or electronic safeguards reasonably designed to protect information regarding the Fund and its investors that such party has obtained or to which such party has gained access.

13.           Definitions.  The following defined terms will have the respective meanings set forth below.

13.1        Advance(s) shall mean any extension of credit by or through the Custodian or by or through any Subcustodian and shall include, without limitation, amounts due to the Custodian as the principal counterparty to any foreign exchange transaction with the Fund as described in Section 7.4.2 hereof, or paid to third parties for account of the Fund or in discharge of any expense, tax or other item payable by the Fund.

13.2        Advance Costs shall mean any Advance, interest on the Advance and any related expenses, including without limitation any mark to market loss of the Custodian or Subcustodian on any Investment to which Section 7.6.1 applies.

13.3        Agency Account(s) shall mean any deposit account opened on the books of a Subcustodian or other banking institution in accordance with Section 7.1.

13.4        Agent(s) shall have the meaning set forth in the last sentence of Section 6.

13.5        Applicable Law shall mean with respect to each jurisdiction, all (a) laws, statutes, treaties, regulations, guidelines (or their equivalents); (b) orders, interpretations, licenses and permits; and (c) judgments, decrees, injunctions, writs, orders and similar actions by a court of competent jurisdiction; compliance with which is required or customarily observed in such jurisdiction.

13.6        Authorized Person(s) shall mean any person or entity authorized to give Instructions on behalf of the Fund and/or the Sponsor in accordance with Section 4.1.

13.7        Book-entry Agent shall mean an entity acting as agent for the issuer of Investments for purposes of recording ownership or similar entitlement to Investments, including without limitation a transfer agent or registrar.

13.8        Business Day shall have the meaning set forth in Section 7.6 hereof.

13.9        Clearing Corporation shall mean any entity or system established for purposes of providing securities settlement and movement and associated functions for a given market.

13.10      Electronic and Online Services Schedule shall mean any separate agreement entered into among the Custodian, the Sponsor and the Trust, on its own behalf and on behalf of the Fund or its authorized representative with respect to certain matters concerning certain electronic and online services as described therein and as may be made available from time to time by the Custodian to the Fund.

13.11      Electronic Reports shall mean any reports prepared by the Custodian and remitted to the Fund, the Trust, the Sponsor or their respective authorized representative via the internet or electronic mail.

13.12      Funds Transfer Services Schedule shall mean any separate agreement entered into among the Custodian, the Sponsor and the Trust, on its own behalf and on behalf of the Fund, or their respective authorized representative with respect to certain matters concerning the processing of payment orders from Principal Accounts of the Fund.

13.13      Instruction(s) shall have the meaning assigned in Section 4.

13.14      Investment Advisor shall mean any person or entity who is an Authorized Person to give Instructions with respect to the investment and reinvestment of the Fund’s Investments.

13.15      Investment(s) shall mean any investment asset of the Fund, including without limitation: securities, bonds, notes, and debentures as well as receivables, derivatives, contractual rights or entitlements and other intangible assets, but excluding Futures Contracts and Commodity Interests (each as defined in the Fund’s prospectus).

13.16      Margin Account shall have the meaning set forth in Section 6.4 hereof.

13.17      Principal Account(s) shall mean deposit accounts of the Fund carried on the books of BBH&Co. as principal in accordance with Section 7.

13.18      Safekeeping Account shall mean an account established on the books of the Custodian or any Subcustodian for purposes of segregating the interests of the Fund (or clients of the Custodian or Subcustodian) from the assets of the Custodian or any Subcustodian.

13.19      Securities Depository shall mean a central or book entry system or agency established under Applicable Law for purposes of recording the ownership and/or entitlement to investment securities for a given market.

13.20      Subcustodian(s) shall mean each bank appointed by the Custodian pursuant to Section 8 hereof, but shall not include Securities Depositories.

13.21      Tri-Party Agreement shall have the meaning set forth in Section 6.4 hereof.

14.         Compensation.  The Trust, on its own behalf and on behalf of the Fund, and the Sponsor agree that the Sponsor and/or the Fund will pay to the Custodian (a) a fee in an amount set forth in the fee letter among the Trust, on its own behalf and on behalf of the Fund, the Sponsor and the Custodian in effect on the date hereof or as amended from time to time, and (b) all reasonable out-of-pocket expenses incurred under this Agreement by the Custodian, including the fees and expenses of all Subcustodians, and payable from time to time.  Amounts payable by the Sponsor and/or the Fund under and pursuant to this Section 14 shall be payable by wire transfer to the Custodian at BBH&Co. in New York, New York.

15.         Termination.  This Agreement may be terminated by either party in accordance with the provisions of this Section.  The provisions of this Agreement and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.  Termination of this Agreement with respect to any Fund shall not result in the termination of this Agreement with respect to any other Fund listed on Annex A.

15.1        Term, Notice and Effect.  This Agreement shall have an initial term of two (2) years from the date hereof. Thereafter, this Agreement shall automatically renew for successive one (1) year periods unless any party terminates this Agreement by providing written notice no later than seventy-five (75) days prior to the expiration of the applicable term to the other parties at their address set forth herein.  Upon the completion of the initial term, any party to this Agreement may elect to terminate this Agreement at any time by delivering 90 days notice thereof to the other parties.

15.2        Successor Custodian.  In the event of the appointment of a successor custodian, it is agreed that the Investments of the Fund held by the Custodian or any Subcustodian shall be delivered to the successor Custodian in accordance with reasonable Instructions.  The Custodian agrees to cooperate with the Fund in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian.  If no successor custodian shall be appointed, the Custodian shall in like manner transfer the Fund’s Investments in accordance with Instructions.

15.3        Delayed Succession.  If no Instruction has been given as of the effective date of termination, the Custodian may at any time on or after such termination date and upon ten (10) consecutive calendar days written notice to the Trust and the Sponsor either (a) deliver the Investments of the Fund held hereunder to the Fund at the address designated for the Trust and the Fund for receipt of notices hereunder; or (b) deliver any Investments held hereunder to a bank or trust company having a capitalization of $50,000,000 equivalent and operating under the Applicable Law of the jurisdiction where such Investments are located, such delivery to be at the risk of the Fund.  In the event that Investments or moneys of the Fund remain in the custody of the Custodian or its Subcustodians after the date of termination owing to the failure of the Trust or the Sponsor to issue Instructions with respect to their disposition or owing to the fact that such disposition could not be accomplished in accordance with such Instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such Investments and moneys during such period as the Custodian or its Subcustodians retain possession of such items  and the provisions of this Agreement shall remain in full force and effect until disposition in accordance with this Section is accomplished.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.

By:
Name:
Title:

UNITED STATES COMMODITY FUNDS LLC

By:
Name:
Title:

UNITED STATES COMMODITY INDEX FUNDS TRUST, on its own behalf and on behalf of the United States Commodity Index Fund

By:	United States Commodity Funds LLC, as Sponsor

By:
Name:
Title:

FUNDS TRANSFER SERVICES SCHEDULE
(“FTSS”)

In accordance with Section 4.2 of the Custodian Agreement, the Trust, on behalf of itself and the Fund, and the Sponsor acknowledge the following terms and conditions in respect of all funds transfers effected by the Custodian.  Terms not otherwise defined herein shall have the meanings accorded to them in the Custodian Agreement.

1.           Transmission of Payment Orders.  Each funds transfer Instruction (“FT Instruction”) shall be transmitted by such secured or authenticated means and subject to such security procedures as the Custodian shall make available to the Trust and the Sponsor from time to time (such transmission method and security procedures, a Custodian Designated Security Procedure), unless the Trust or the Sponsor shall elect to transmit such FT Instruction in accordance with a Fund Designated Security Procedure (as defined in Section 4 below).  The Trust and the Sponsor acknowledge and agree that the Custodian will use the security procedures referenced in Sections 3 and 4 below solely to authenticate a FT Instruction, as set forth herein, and not to detect any errors or omissions therein.

2.           Custodian Designated Security Procedure.  The Custodian will make the following Custodian Designated Security Procedures available to the Trust and the Sponsor for use in communicating FT Instructions to the Custodian:

•
BBH Worldview® Payment Products.  The Custodian offers to the Trust and the Sponsor use of its BBH Worldview Payment Products (“BBH Worldview”), which are Custodian proprietary on-line payment order authorization facilities with built-in authentication procedures.  The Custodian, the Trust and the Sponsor shall each be responsible for maintaining the confidentiality of passwords or other codes used by them in connection with BBH Worldview. The Custodian will act on FT Instructions received through BBH Worldview without duty of further confirmation unless the Trust or the Sponsor notifies the Custodian that its password is not secure.  The Trust and the Sponsor agree that access to, and use of, BBH Worldview shall be governed by an Electronic and On-line Services Schedule, which the Trust, on behalf of itself and the Fund, and the Sponsor will execute prior to access to BBH Worldview.

•
SWIFT Transmission.  The Custodian, the Trust and the Sponsor shall comply with SWIFT’s authentication procedures. The Custodian will act on FT Instructions received via SWIFT provided the instruction is authenticated by the SWIFT system.

•	Written Instructions. Instructions may be transmitted in an original writing that bears the manual signature of an Authorized Person(s).

3.           Fund Designated Security Procedure.  FT Instructions may be transmitted through such other means, and subject to such additional security procedures, as may be elected on behalf of the Fund by the Sponsor (or by an Authorized Person entitled to give Instructions) and acknowledged and accepted by the Custodian (the transmission methods and security procedures referenced below, as may be supplemented by such additional security procedures, each a Fund Designated Security Procedure); it being understood that the Custodian’s acknowledgment shall authorize it to accept such means of delivery but shall not represent a judgment by the Custodian as to the reasonableness or security of the means utilized by the Trust and the Sponsor.

•
Computer Transmission.  The Custodian is able to accept transmissions sent from the Trust or the Sponsor’s computer facilities to the Custodian’s computer facilities.  If the Trust or the Sponsor determines to use its proprietary transmission or other electronic transmission method, it must provide Custodian sufficient notice and information to allow testing or other confirmation that FT Instructions received via the Fund Designated Security Procedure can be processed in good time and order.  The Custodian may require the Trust and the Sponsor to execute additional documentation prior to the use of such transmission method.

•
Facsimile Transmission.  A FT Instruction transmitted to the Custodian by facsimile transmission must be transmitted by the Trust or the Sponsor to a telephone number specified from time to time by the Custodian for such purposes.  The Custodian will then follow one of the procedures below:

(i)
If the facsimile requests a non-repetitive order, the Custodian will call the Trust and the Sponsor and request to speak to a person authorized to validate orders on behalf of the Fund and the Sponsor, and confirm the authorization and details of the payment order (a Callback);

(ii)
If the facsimile FT Instruction pertains to a repetitive payment order (see Section 7 below), the Custodian may (at its sole discretion) perform a Callback.  Each of the Trust, on behalf of itself and the Fund, and the Sponsor acknowledges that prior to its issuance of any repetitive payment order, it must (a) request that the appropriate repetitive payment order process be approved and set up at the Custodian, and (b) complete such documentation as may be required by the Custodian, including a PPO (as defined in Section 7).

The Custodian shall rely on the purported identity of the originator but due to the lack of reliability of a facsimile signature, it will not perform signature verification on facsimiles.

•
Telephonic.  The Trust or the Sponsor may call a telephonic payment order into the Custodian at the telephone number designated from time-to-time by the Custodian for that purpose.  The caller shall identify herself/himself as an Authorized Person.  The Custodian shall obtain the FT Instruction details from the caller.  The Custodian shall then follow one of the procedures below:

(i)	If the telephonic FT Instruction pertains to a non-repetitive payment order, the Custodian will perform a Callback; or

(ii)
If the telephonic FT Instruction pertains to a repetitive payment order (see Section 7 below), the Custodian may (at its sole discretion) perform a Callback.  The Trust and the Sponsor acknowledge that prior to its issuance of any repetitive payment order, it must (a) request that the appropriate repetitive payment order process be approved and set up at the Custodian, and (b) complete such documentation as may be required by the Custodian, including a PPO.

In electing to transmit a FT Instruction via a Fund Designated Security Procedure, the Trust and the Sponsor (i) agrees to be bound by the transaction(s) or payment order(s) specified on said FT Instruction, whether or not authorized, and accepted by the Custodian in compliance with such Fund Designated Security Procedure, and (ii) accepts the risk associated with such Fund Designated Security Procedure and confirms it is commercially reasonable for the transmission and authentication of the FT Instruction.

The parties agree that the transmission by the Sponsor or the Trust of a FT Instruction by means of any of the above Fund Designated Security Procedures and the Custodian’s acceptance and execution of such FT Instruction shall constitute a FT Instruction sent via a Fund Designated Security Procedure and governed by the terms of this FTSS.

4.           Rejection of Payment Orders; Rescission of Designated Security Procedure.  The Custodian shall give the Trust and the Sponsor timely notice of the Custodian’s rejection of a FT Instruction.  Such notice may be given in writing, via a Custodian Designated Security Procedure or any Fund Designated Security Procedure used by the Trust and the Sponsor, or orally by telephone, each of which is hereby deemed commercially reasonable.  In the event the Custodian fails to execute a properly executable FT Instruction and fails to give the Trust and the Sponsor notice of the Custodian’s non-execution, the Custodian shall be liable only for the actual damages of the Trust, the Fund or the Sponsor and only to the extent that such damages are recoverable under UCC 4A (as defined in Section 13 below).  The Custodian, after providing prior written notice, may decide to no longer accept a particular Fund or Custodian Designated Security Procedure, or to do so only on revised terms, in the event that it determines that such agreed or established method of transmission represents a security risk or is attendant to any general change in the Custodian’s policy regarding FT Instructions.  Notwithstanding anything in this FTSA and the Agreement to the contrary, the Custodian shall in no event be liable for any consequential, indirect, special or punitive damages under this FTSA, whether or not such damages relate to services covered by UCC 4A, even if the Custodian was advised of the possibility of such damages.

5.           Cancellation of Payment Orders.   The Trust and the Sponsor may cancel a FT Instruction but the Custodian shall have no liability for the Custodian’s failure to act on a cancellation FT Instruction unless the Custodian has received such cancellation FT Instruction at a time and in a manner affording the Custodian reasonable opportunity to act prior to the Custodian’s execution of the original FT Instruction.  Any cancellation FT Instruction shall be sent and confirmed by such means as is set forth in Section 3 or 4 above.

6.           Preauthorized Repetitive Payment Orders.  The Trust and the Sponsor may establish with the Custodian a process to preauthorize certain repetitive payments or transfers.  The Trust and the Sponsor will execute all documentation required by the Custodian, including a separate Preauthorized Repetitive Payment Order (PPO) form.  The PPO shall be delivered to the Custodian in writing or by another Custodian Designated Security Procedure or Fund Designated Security Procedure, and will become effective after the Custodian shall have had a reasonable opportunity to act thereon (or if later, two (2) banking days after receipt by the Custodian).  The PPO may take the form of either:

(i)
A standing instruction in which the Trust and the Sponsor provides in the PPO all required information for a FT Instruction (except for the transfer date and amount) on a “standing instructions” basis.  The Trust and the Sponsor may from time-to-time instruct the Custodian to make a payment under the PPO, in writing or another Custodian Designated Security Procedure or Fund Designated Security Procedure, which instruction shall reference the repetitive line number (a number assigned to it by the Custodian after execution of the PPO), details of the payment, the transfer date and the amount of the transfer; or

(ii)	A recurring instruction in which the Trust and the Sponsor supplies all required information for a FT Instruction with an instruction to process such payments with a specific frequency.

7.           Responsibility for the Detection of Errors in Payment Orders; Liability of the Parties.  The purpose of any Fund Designated Security Procedure or Custodian Designated Security Procedure is to confirm the authenticity of any FT Instruction and is not designed to detect errors or omissions in such FT Instructions.  Therefore, the Custodian is not responsible for detecting any Trust and/or Sponsor error or omission contained in any FT Instruction received by the Custodian.  In the event that the FT Instruction either (i) identifies the beneficiary by both a name and an identifying account number and the name and number identify different persons or entities, or (ii) identifies the beneficiary by both a name and an identifying number and the number identifies a person or entity different from the beneficiary identified by name, execution of the relevant payment order, payment to the beneficiary, cancellation of the payment order or actions taken by the Custodian or the Trust and the Sponsor in respect of such payment order may be made solely on the basis of the number.

The Custodian shall not be liable for interest on the amount of any FT Instruction that was not authorized or was erroneously executed unless the Trust and the Sponsor so notifies the Custodian within thirty (30) days following the Trust and the Sponsor’s receipt of notice that such FT Instruction was processed.  Any compensation payable in the form of interest shall be payable in accordance with UCC 4A.  If a FT Instruction in the name of the Fund and the Sponsor and accepted by the Custodian was not authorized by the Trust and/or the Sponsor, the liability of the parties will be governed by the applicable provisions of UCC 4A.

ELECTRONIC AND ON-LINE SERVICES SCHEDULE

This Electronic and On-Line Services Schedule (this Schedule) to a Custodian Agreement dated as of July 22, 2010 (as amended from time to time hereafter, the Agreement) by and among Brown Brothers Harriman & Co. (we, us our), United States Commodity Funds LLC (the Sponsor), the United States Commodity Index Funds Trust, a Delaware statutory trust (the Trust), on its own behalf and on behalf of the series established and designated by the Trust, the [INSERT NAME OF FUND] (the Fund) (the Sponsor and the Trust, on its own behalf and on behalf of the Fund, collectively, you, your), provides general provisions governing your use of and access to the Services (as hereinafter defined) provided to you by us via the Internet (at www.bbhco.com or such other URL as we may instruct you to use to access our products) and via a direct dial-up connection between your computer and our computers, as of July 22, 2010 (the Effective Date). Use of the Services constitutes acceptance of the terms and conditions of this Schedule, any Appendices hereto, the Terms and Conditions posted on our web site, and any terms and conditions specifically governing a particular Service or our other products, which may be set forth in the Agreement or in a separate related agreement (collectively, the Related Agreements).

1.           General Terms.

You will be granted access to our suite of online products, which may include, but shall not be limited to the following services via the Internet or dial-up connection (each separate service is a Service; collectively referred to as the Services):

1.1.	BBH WorldView®, a system for effectuating securities and fund trade instruction and execution, processing and handling instructions, and for the input and retrieval of other information;

1.2.	F/X WorldView, a system for executing foreign exchange trades;

1.3.	Fund WorldView, a system for receiving fund and prospectus information;

1.4.	BBHCOnnect, a system for placing securities trade instructions and following the status and detail of trades;

1.5.	ActionViewSM, a system for receiving certain corporate action information;

1.6.	Risk View, an interactive portfolio risk analysis tool; and

1.7.	Such other services as we shall from time to time offer.

2.           Security / Passwords.

2.1.
A digital certificate and/or an encryption key may be required to access certain Services.  You may apply for a digital certificate and/or an encryption key by following the procedures set forth at http://www.bbh.com/certs/.   You also will need an identification code (ID) and password(s) (Password) to access the Services.

2.2.
You agree to safeguard your digital certificate and/or encryption key, ID, and Password and not to give or make available, intentionally or otherwise, your digital certificate, ID, and/or Password to any unauthorized person.  You must immediately notify us in writing if you believe that your digital certificate and/or encryption key, Password, or ID has been compromised or if you suspect unauthorized access to your account by means of the Services or otherwise, or when a person to whom a digital certificate and/or an encryption key, Password, or ID has been assigned leaves or is no longer permitted to access the Services.

2.3.
We will not be responsible for any breach of security, or for any unauthorized trading or theft by any third party, caused by your failure (be it intentional, unintentional, or negligent) to maintain the confidentiality of your ID and/or Password and/or the security of your digital certificate and/or encryption key.

3.           Instructions.

3.1.	Proper instructions under this Schedule shall be provided as designated in the Related Agreements (Instructions).

3.2.	The following additional provisions apply to Instructions provided via the Services:

a.	Instructions sent by electronic mail will not be accepted or acted upon.

b.
You authorize us to act upon Instructions received through the Services utilizing your digital certificate, ID, and/or Password as though they were duly authorized written instructions, without any duty of verification or inquiry on our part, and agree to hold us harmless for any losses you experience as a result.

c.
From time to time, the temporary unavailability of third party telecommunications or computer systems required by the Services may result in a delay in processing Instructions.  In such an event, we shall not be liable to you or any third party for any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind (including without limitation, reasonable attorneys', accountants', consultants', or experts' fees and disbursements) that you experience due to such a delay.

4.           Electronic Documents.

We may make periodic statements, disclosures, notices, and other documents available to you electronically, and, subject to any delivery and receipt verification procedures required by law, you agree to receive such documents electronically and to check the statements for accuracy.  If you believe any such statement contains incorrect information, you must follow the procedures set forth in the Related Agreement(s).

5.           Malicious Code.

You understand and agree that you will be responsible for the introduction (by you, your employees, agents, or representatives) into the Services, whether intentional or unintentional, of (i) any virus or other code, program, or sub-program that damages or interferes with the operation of the computer system containing the code, program or sub-program, or halts, disables, or interferes with the operation of the Services themselves; or (ii) any device, method, or token whose knowing or intended purpose is to permit any person to circumvent the normal security of the Services or the system containing the software code for the Services (Malicious Code).  You agree to take all necessary actions and precautions to prevent the introduction and proliferation of any Malicious Code into those systems that interact with the Services.

6.           Indemnification.

For avoidance of doubt, you hereby agree that the provisions in the Related Agreement(s) related to your indemnification of us and any limitations on our liability and responsibilities to you shall be applicable to this Agreement, and are hereby expressly incorporated herein. You agree that the Services are comprised of telecommunications and computer systems, and that it is possible that Instructions, information, transactions, or account reports might be added to, changed, or omitted by electronic or programming malfunction, unauthorized access, or other failure of the systems which comprise the Services, despite the security features that have been designed into the Services. You agree that we will not be liable for any action taken or not taken in complying with the terms of this Schedule, except for our willful misconduct or gross negligence.  The provisions of this paragraph shall survive the termination of this Schedule and the Related Agreements.

7.           Payment.

You may be charged for services hereunder as set forth in a fee schedule from time to time agreed by us.

8.           Term/Termination.

8.1.
This Schedule is effective as of the date you sign it or first use the Services, whichever is first, and continues in effect until such time as either you or we terminate the Schedule in accordance with this Section 8 and/or until your off-line use of the Services is terminated.

8.2.
We may terminate your access to the Services at any time, for any reason, with five (5) business days prior notice; provided that we may terminate your access to the Services with no prior notice (i) if your account with us is closed, (ii) if you fail to comply with any of the terms of this Agreement, (iii) if we believe that your continued access to the Services poses a security risk, or (iv) if we believe that you are violating or have violated applicable laws, and we will not be liable for any loss you may experience as a result of such termination.  You may terminate your access to the Services at any time by giving us ten (10) business days notice.  Upon termination, we will cancel all your Passwords and IDs and any in-process or pending Instructions will be carried out or cancelled, at our sole discretion.

9.           Miscellaneous.

9.1.	Notices. All notices, requests, and demands (other than routine operational communications, such as Instructions) shall be in such form and effect as provided in the Related Agreement(s).

9.2.
Inconsistent Provisions.  Each Service may be governed by separate terms and conditions in addition to this Schedule and the Related Agreement(s).  Except where specifically provided to the contrary in this Schedule, in the event that such separate terms and conditions conflict with this Schedule and the Related Agreement(s), the provisions of this Schedule shall prevail to the extent this Schedule applies to the transaction in question.

9.3.
Binding Effect; Assignment; Severability.  This Schedule shall be binding on you, your employees, officers and agents.  We may assign or delegate our rights and duties under this Schedule at any time without notice to you.  Your rights under this Schedule may not be assigned without our prior written consent. In the event that any provision of this Schedule conflicts with the law under which this Schedule is to be construed or if any such provision is held invalid or unenforceable by a court with jurisdiction over you and us, such provision shall be deemed to be restated to effectuate as nearly as possible the purposes of the Schedule in accordance with applicable law.  The remaining provisions of this Schedule and the application of the challenged provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each such provision shall be valid and enforceable to the full extent permitted by law.

9.4.
Choice of Law; Jury Trial.  This Schedule shall be governed by and construed, and the legal relations between the parties shall be determined, in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws. Each party agrees to waive its right to trial by jury in any action or proceeding based upon or related to this Agreement.  The parties agree that all actions and proceedings based upon or relating to this Schedule shall be litigated exclusively in the federal and state courts located within New York City, New York.

ANNEX A

LIST OF SERIES TRUST(S) ESTABLISHED
BY THE UNITED STATES COMMODITY INDEX FUNDS TRUST

	Fund	Relevant Schedule

1.	United States Commodity Index Fund	Schedule 1 to this Agreement

SCHEDULE 1
TO THE CUSTODIAN AGREEMENT
DATED JULY 22, 2010

DEFINED TERMS RELATING TO
UNITED STATES COMMODITY INDEX FUND

Benchmark Component Futures Contract shall mean the Futures Contracts (as defined in the Prospectus) that at any given time make up the index of the Fund.

The Fund shall mean United States Commodity Index Fund.

IN WITNESS WHEREOF, each of the parties hereto has caused this Schedule to be duly executed as of the date first above written.

The undersigned acknowledges that (I/we) have received a copy of this document.

BROWN BROTHERS HARRIMAN & CO.

By:
Name:
Title:

UNITED STATES COMMODITY FUNDS LLC

By:
Name:
Title:

UNITED STATES COMMODITY INDEX FUNDS TRUST, on its own behalf and on behalf of the United States Commodity Index Fund

By:	United States Commodity Funds LLC, as Sponsor

By:
Name:
Title:

ANNEX B

FORM OF AMENDMENT AGREEMENT TO ADD SERIES TRUST(S) TO
TO THE CUSTODIAN AGREEMENT

This Amendment to the Custodian Agreement dated ____________ (this “Amendment”), is made and entered into by and among UNITED STATES COMMODITY FUNDS LLC, a Delaware limited liability company (the “Sponsor”), the UNITED STATES COMMODITY INDEX FUNDS TRUST, a Delaware statutory trust (the “Trust”), on its own behalf and on behalf of the UNITED STATES COMMODITY INDEX FUND and [INSERT FUND NAME] (each, a “Fund”), and BROWN BROTHERS HARRIMAN & CO. (“BBH&Co.” or the “Custodian”) (each, a “Party” and collectively, “the Parties”).

WHEREAS, the Parties have entered into a certain Custodian Agreement dated July 22, 2010 (the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement as provided herein by amending Annex A of this Agreement and supplementing this Agreement with the attached Schedule 1 to this Amendment.

NOW THEREFORE, for and in consideration of the agreements herein made and other good and valuable consideration, the parties hereto agree as follows:

I.           AMENDMENTS

The Agreement is hereby amended by making the following change to Annex A thereto:

LIST OF SERIES TRUST(S) ESTABLISHED
BY THE UNITED STATES COMMODITY INDEX FUNDS TRUST

	Fund	Relevant Schedules

1.	United States Commodity Index Fund	Schedule 1 to this Agreement
2.	[INSERT FUND NAME]	Schedule 1 to the Amendment Agreement dated _____________
3.	[INSERT FUND NAME]	Schedule 1 to the Amendment Agreement dated _____________
4.
5.

The Parties acknowledge that Schedule 1-__ of this Amendment shall supplement and not supersede Schedule 1 of the Agreement.

II.           REPRESENTATIONS

Each Party represents to the other Parties that:-

(a)           Status.  It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(b)           Powers.  It has the power to execute and deliver this Amendment and to perform its obligations hereunder, and has taken all necessary action to authorize such execution, delivery and performance;

(c)           No Violation or Conflict.  Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(d)           Consents.  All governmental and other consents that are required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(e)           Obligations Binding.  Its obligations under this Amendment constitute its legal, valid and binding obligations, enforceable in accordance with its respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

III.           MISCELLANEOUS

(a)           Entire Agreement.  The Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as other wise provided herein) with respect thereto.

(b)           Counterparts.  This Amendment may be executed in multiple counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

(c)           Headings.  The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

(d)           Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

(e)           Terms.  Terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

(f)           Agreement.   Any and all references to the Agreement shall hereafter refer to the Agreement as amended by this Amendment and as the same may be amended, supplemented or modified from time to time.  Unless otherwise defined herein, capitalized terms not defined herein shall have the same meanings assigned to such terms in the Agreement as amended by this Amendment.

Except as amended hereby, all other terms and conditions of the Agreement shall remain the same and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first written above.

UNITED STATES COMMODITY FUNDS LLC

By:
Name: Title:

UNITED STATES COMMODITY INDEX FUNDS TRUST, on its own behalf and on behalf of the United States Commodity Index Fund

By:	United States Commodity Funds LLC, as Sponsor

By:
Name:
Title:

UNITED STATES COMMODITY INDEX FUNDS TRUST, on behalf of [INSERT FUND
NAME]

By:	United States Commodity Funds LLC, as Sponsor

By:
Name:
Title:

BROWN BROTHERS HARRIMAN & CO.

By:
Name:
Title:
Address:
Telephone:
Facsimile:

SCHEDULE 1
TO THE AMENDMENT AGREEMENT DATED ____________________

DEFINED TERMS RELATING TO
[INSERT NAME OF FUND]

Benchmark Component Futures Contract shall mean _____________________.

The Fund shall mean _____________________.

IN WITNESS WHEREOF, each of the parties hereto has caused this Schedule to be duly executed as of the date first above written.

The undersigned acknowledges that (I/we) have received a copy of this document.

UNITED STATES COMMODITY FUNDS LLC

By:
Name:
Title:

UNITED STATES COMMODITY INDEX FUNDS TRUST, on its own behalf and on behalf of [INSERT FUND NAME]

By:	United States Commodity Funds LLC, as Sponsor

By:
Name:
Title:

BROWN BROTHERS HARRIMAN & CO.

By:
Name:
Title:
Address:
Telephone:
Facsimile: